EXHIBIT 10.15

Amendments to the K•Swiss 401(k) and Profit Sharing Plan dated December 31, 2007

(1)

An amendment to reflect the Internal Revenue Code sections 401(k) and 415 2007 Final Regulations, the Katrina Emergency Tax Relief Act of 2005, generally effective for plan years and limitation years beginning on and after July 1, 2007, and the Gulf Opportunity Zone Act of 2005 (the “415 Amendment”); and

(2)

An amendment to add a technical provision from the final 401(k) and 401(m) regulations, to facilitate the addition of a Pension Protection Act compliant vesting schedule applicable to nonelective employer contributions and to provide employers with the opportunity to add an automatic enrollment feature to their plans, generally effective for plan years beginning on and after January 1, 2006 (the “Automatic Enrollment Amendment”).